EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports Fourth Quarter and Full Year 2024 Results and Introduces Full Year 2025 Distribution Guidance
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE: CQP) today announced its financial results for fourth quarter and full year 2024.
HIGHLIGHTS
•During the three and twelve months ended December 31, 2024, Cheniere Partners generated revenues of $2.5 billion and $8.7 billion, net income of $623 million and $2.5 billion, and Adjusted EBITDA1 of $890 million and $3.6 billion, respectively.
•With respect to the fourth quarter of 2024, Cheniere Partners declared a cash distribution of $0.820 per common unit to unitholders of record as of February 10, 2025, comprised of a base amount equal to $0.775 and a variable amount equal to $0.045. The common unit distribution and the related general partner distribution were paid on February 14, 2025. For full year 2024, Cheniere Partners paid total cash distributions of $3.25 per common unit, comprised of a base amount equal to $3.10 and a variable amount equal to $0.15.
•Introducing full year 2025 distribution guidance of $3.25 - $3.35 per common unit, maintaining a base distribution of $3.10 per common unit.

2025 FULL YEAR DISTRIBUTION GUIDANCE

2025
Distribution per Unit	$3.25	-	$3.35

SUMMARY AND REVIEW OF FINANCIAL RESULTS

(in millions, except LNG data)	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Revenues	$2,460	$2,686	(8)%	$8,704	$9,664	(10)%
Net income	$623	$906	(31)%	$2,510	$4,254	(41)%
Adjusted EBITDA[1]	$890	$1,050	(15)%	$3,574	$3,626	(1)%
LNG exported:
Number of cargoes	110	115	(4)%	431	425	1%
Volumes (TBtu)	399	419	(5)%	1,567	1,536	2%
LNG volumes loaded (TBtu)	401	418	(4)%	1,567	1,536	2%
Net income decreased approximately $283 million and $1.7 billion during the three and twelve months ended December 31, 2024, respectively, as compared to the corresponding 2023 periods. The decreases were primarily attributable to approximately $129 million and $1.7 billion of unfavorable variances related to changes in fair value of our derivative instruments (further described below) for the three and twelve months ended December 31, 2024, respectively, as compared to the corresponding 2023 periods.
Adjusted EBITDA1 decreased by approximately $160 million and $52 million during the three and twelve months ended December 31, 2024, respectively, as compared to the corresponding 2023 periods. The decreases were primarily due to lower gross margins per MMBtu of liquefied natural gas (“LNG”) delivered. The decrease during the
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1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

twelve months ended December 31, 2024 was partially offset by higher volumes delivered compared to the prior period.
A portion of the derivative gains are attributable to the recognition at fair value of our long-term Integrated Production Marketing (“IPM”) agreements, natural gas supply contracts with pricing indexed to international gas and LNG prices. Our IPM agreements are structured to provide stable margins on purchases of natural gas and sales of LNG over the life of the agreements and have a fixed fee component, similar to that of LNG sold under our long-term, fixed fee LNG sale and purchase agreements. However, the long-term duration and international price basis of our IPM agreements make them particularly susceptible to fluctuations in fair market value from period to period. In addition, accounting requirements prescribe recognition of these long-term gas supply agreements at fair value each reporting period on a mark-to-market basis, but do not currently permit mark-to-market recognition of the corresponding sale of LNG, resulting in a mismatch of accounting recognition for the purchase of natural gas and sale of LNG. As a result of continued moderation of international gas price volatility and changes in international forward commodity curves during the three and twelve months ended December 31, 2024, we recognized approximately $13 million and $251 million, respectively, of non-cash favorable changes in fair value attributable to these IPM agreements, as compared to approximately $305 million and $1.8 billion of non-cash favorable changes in fair value in the corresponding 2023 periods.
During the three and twelve months ended December 31, 2024, we recognized as revenue 401 and 1,567 TBtu, respectively, of LNG loaded from the SPL Project (defined below).
Capital Resources
As of December 31, 2024, our total available liquidity was approximately $2.2 billion. We had cash and cash equivalents of approximately $270 million, restricted cash and cash equivalents of $109 million, $1.0 billion of available commitments under the Cheniere Partners Revolving Credit Facility, and $776 million of available commitments under the Sabine Pass Liquefaction, LLC (“SPL”) Revolving Credit Facility.
Recent Key Financial Transactions and Updates
During the three months ended December 31, 2024, SPL repaid $350 million in principal amount of its 5.625% Senior Secured Notes due 2025 with cash on hand.
SABINE PASS OVERVIEW
We own natural gas liquefaction facilities consisting of six liquefaction Trains, with a total production capacity of approximately 30 million tonnes per annum (“mtpa”) of LNG at the Sabine Pass LNG terminal in Cameron Parish, Louisiana (the “SPL Project”).
As of February 14, 2025, approximately 2,840 cumulative LNG cargoes totaling over 195 million tonnes of LNG have been produced, loaded, and exported from the SPL Project.
SPL Expansion Project
We are developing an expansion adjacent to the SPL Project with an expected total production capacity of up to approximately 20 mtpa of LNG (the “SPL Expansion Project”), inclusive of estimated debottlenecking opportunities. In February 2024, certain of our subsidiaries submitted an application to the Federal Energy Regulatory Commission for authorization to site, construct and operate the SPL Expansion Project, as well as an application to the Department of Energy requesting authorization to export LNG to Free-Trade Agreement (“FTA”) and non-FTA countries, both of which applications exclude debottlenecking. In October 2024, we received authorization from the DOE to export LNG to FTA countries.
DISTRIBUTIONS TO UNITHOLDERS
In January 2025, we declared a cash distribution of $0.820 per common unit to unitholders of record as of February 10, 2025, comprised of a base amount equal to $0.775 ($3.10 annualized) and a variable amount equal to $0.045, which takes into consideration, among other things, amounts reserved for annual debt repayment and capital allocation goals, anticipated capital expenditures to be funded with cash, and cash reserves to provide for the proper conduct of the business. The common unit distribution and the related general partner distribution was paid on February 14, 2025.

INVESTOR CONFERENCE CALL AND WEBCAST
Cheniere Energy, Inc. (NYSE: LNG) will host a conference call to discuss its financial and operating results for fourth quarter and full year 2024 on Thursday, February 20, 2025, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation will include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Cheniere Partners owns the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, which has natural gas liquefaction facilities consisting of six liquefaction Trains with a total production capacity of approximately 30 mtpa of LNG. The Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks, vaporizers, and three marine berths. Cheniere Partners also owns the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate and intrastate pipelines.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ anticipated quarterly distributions and ability to make quarterly distributions at the base amount or any amount, (iii) statements regarding regulatory authorization and approval expectations, (iv) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (v) statements regarding the business operations and prospects of third-parties, (vi) statements regarding potential financing arrangements, (vii) statements regarding future discussions and entry into contracts, and (viii) statements relating to our goals, commitments and strategies in relation to environmental matters. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Tables Follow)

Cheniere Energy Partners, L.P.
Consolidated Statements of Operations
(in millions, except per unit data)(1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues
LNG revenues	$1,897	$1,906	$6,550	$6,991
LNG revenues—affiliate	513	730	1,954	2,475
Regasification revenues	33	34	135	135
Other revenues	17	16	65	63
Total revenues	2,460	2,686	8,704	9,664

Operating costs and expenses
Cost of sales (excluding items shown separately below)	1,172	1,123	3,570	2,721
Cost of sales—affiliate	—	2	4	22
Operating and maintenance expense	214	199	824	879
Operating and maintenance expense—affiliate	49	46	172	166
Operating and maintenance expense—related party	14	18	58	62
General and administrative expense	2	2	10	10
General and administrative expense—affiliate	22	23	90	89
Depreciation and amortization expense	171	172	680	672
Other operating costs and expenses	4	—	14	6
Other operating costs and expenses—affiliate	—	—	2	1
Total operating costs and expenses	1,648	1,585	5,424	4,628

Income from operations	812	1,101	3,280	5,036

Other income (expense)
Interest expense, net of capitalized interest	(197)	(203)	(800)	(823)
Loss on modification or extinguishment of debt	—	—	(3)	(6)
Interest and dividend income	8	8	33	46
Other income, net	—	—	—	1
Total other expense	(189)	(195)	(770)	(782)

Net income	$623	$906	$2,510	$4,254

Basic and diluted net income per common unit(1)	$1.05	$1.42	$4.25	$6.95

Weighted average basic and diluted number of common units outstanding	484.0	484.0	484.0	484.0

(1)Please refer to the Cheniere Energy Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)

	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$270	$575
Restricted cash and cash equivalents	109	56
Trade and other receivables, net of current expected credit losses	380	373
Trade and other receivables—affiliate	164	278
Trade receivables, net of current expected credit losses—related party	1	—
Advances to affiliates	101	84
Inventory	151	142
Current derivative assets	84	30
Other current assets, net	65	43
Total current assets	1,325	1,581

Property, plant and equipment, net of accumulated depreciation	15,760	16,212
Operating lease assets	79	81
Derivative assets	98	40
Other non-current assets, net	191	188
Total assets	$17,453	$18,102

LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities
Accounts payable	$62	$69
Accrued liabilities	838	806
Accrued liabilities—related party	5	5
Current debt, net of unamortized discount and debt issuance costs	351	300
Due to affiliates	63	55
Deferred revenue	120	114
Deferred revenue—affiliate	3	3
Current derivative liabilities	250	196
Other current liabilities	20	18
Total current liabilities	1,712	1,566

Long-term debt, net of unamortized discount and debt issuance costs	14,761	15,606
Derivative liabilities	1,213	1,531
Other non-current liabilities	252	160
Other non-current liabilities—affiliate	24	23
Total liabilities	17,962	18,886

Commitments and contingencies

Partners’ deficit
Common unitholders’ interest (484.0 million units issued and outstanding at both December 31, 2024 and 2023)	1,821	1,038
General partner’s interest (2% interest with 9.9 million units issued and outstanding at both December 31, 2024 and 2023)	(2,330)	(1,822)
Total partners’ deficit	(509)	(784)
Total liabilities and partners’ deficit	$17,453	$18,102

(1)Please refer to the Cheniere Energy Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations
Adjusted EBITDA
The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three and twelve months ended December 31, 2024 and 2023 (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income	$623	$906	$2,510	$4,254
Interest expense, net of capitalized interest	197	203	800	823
Loss on modification or extinguishment of debt	—	—	3	6
Interest and dividend income	(8)	(8)	(33)	(46)
Other income, net	—	—	—	(1)
Income from operations	$812	$1,101	$3,280	$5,036
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense	171	172	680	672
Gain from changes in fair value of commodity derivatives, net (1)	(95)	(223)	(388)	(2,084)
Other	2	—	2	2
Adjusted EBITDA	$890	$1,050	$3,574	$3,626

(1) Change in fair value of commodity derivatives prior to contractual delivery or termination
Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.
We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.
Adjusted EBITDA is calculated by taking net income before interest expense, net of capitalized interest, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense, gain or loss on disposal of assets, and changes in the fair value of our commodity derivatives prior to contractual delivery or termination. The change in fair value of commodity derivatives is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Contacts
Cheniere Partners

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Eben Burnham-Snyder	713-375-5764
Bernardo Fallas	713-375-5593